FIRST AMENDMENT TO AMENDED AND RESTATED LETTER OF CREDIT
                           AND REIMBURSEMENT AGREEMENT

                  THIS First Amendment to Amended and Restated Letter of Credit and Reimbursement Agreement (this "First Amendment") is made as of the 21st day of August, 2003, among SOUTH JERSEY INDUSTRIES, INC., a New Jersey corporation ("South Jersey"), MARINA ENERGY LLC, a New Jersey limited liability company ("Marina Energy"; and together with South Jersey, collectively, the "Obligors"),WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association having its principal offices in Charlotte, North Carolina ("Wachovia"), as the Fronting Bank (the "Fronting Bank"), WACHOVIA, as the Administrative Agent (the "Administrative Agent") and the participating banks listed on the signature pages hereto (the "Banks"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Reimbursement Agreement (as defined below).

                                   WITNESSETH:

                  WHEREAS, the undersigned are parties to that certain Amended and Restated Letter of Credit and Reimbursement Agreement dated as of September 19, 2002 (the "Reimbursement Agreement");

                  WHEREAS, the Company has requested that the Administrative Agent and the Banks amend certain provisions of the Reimbursement Agreement in order to further coincide with certain provisions set forth in (1) the 364-Day Revolving Credit Agreement between Wachovia, South Jersey and the several lenders from time to time party thereto, and (2) Three-Year Revolving Credit Agreement between Wachovia, South Jersey Gas Company and the several lenders from time to time party thereto; and

                  WHEREAS, the parties to the Reimbursement Agreement wish to amend the Reimbursement Agreement in accordance with the terms set forth herein.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the premises set forth above (which are incorporated herein by this reference) and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, each of the undersigned agrees as follows:

                  1. Amendments to Reimbursement Agreement. The Reimbursement Agreement is amended as follows:

                  (a)      Section 1.01

                  (i) Section 1.01 of the Reimbursement Agreement is amended by adding the following definitions in alphabetical order:

                           "Continuing Director" means, with respect to any
                  Person as of any date of determination, any member of the board of directors of such Person who (a) was a member of such board of directors on the Closing Date, or (b) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board at the time of such nomination or election.

                           "First Mortgage Notes" means those First Mortgage
                  Notes identified on Schedule I attached hereto, and subsequent First Mortgage Notes issued in accordance with this Agreement.

                           "Hedging Obligations" means, with respect to any
                  Person, the obligations of such Person under any interest rate or currency swap agreement, interest rate or currency future agreement, interest rate collar agreement, swap agreement (as defined in 11 U.S.C. ss. 101), interest rate or currency hedge agreement, and any put, call or other agreement or arrangement designed to protect such Person against fluctuations in interest rates or currency exchange rates.

                           "South Jersey Gas Company" means South Jersey Gas
                  Company, a New Jersey corporation.

                  (ii) The following definitions in Section 1.01 of the Reimbursement Agreement are amended to read in their entirety as follows:

                           "Change in Control" means the occurrence of either of
                  the following: (i) any entity, person (within the meaning of Section 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) which theretofore was beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of less than 20% of the South Jersey's then outstanding common stock either (x) acquires shares of common stock of the South Jersey in a transaction or series of transactions that results in such entity, person or group directly or indirectly owning beneficially 20% or more of the outstanding common stock of South Jersey, or (y) acquires, by proxy or otherwise, the right to vote for the election of directors, for any merger, combination or consolidation of the Obligors or any of its direct or indirect Subsidiaries, or, for any other matter or question, more than 20% of the then outstanding voting securities of South Jersey; or (ii) 20% or more of the directors of the board of directors of South Jersey fail to consist of Continuing Directors.

                           "Consolidated EBIT" means, with respect to South
                  Jersey and its Consolidated Subsidiaries, for any period, an amount equal to: (i) Consolidated Net Income for such period, plus (ii) amounts deducted in the computation thereof for (a) Consolidated Interest Expense and (b) federal, state and local income taxes.

                           "Consolidated Interest Expense" means, with respect
                  to South Jersey and its Consolidated Subsidiaries, for any period, an amount equal to (i) all interest in respect of Indebtedness accrued during such period (whether or not actually paid during such period), plus (ii) the net amount payable (or minus the net amount receivable) under any Hedging Obligation with respect to such Indebtedness accrued during such period (whether or not actually paid or received during such period).

                           "Consolidated Net Income" means the net income of
                  South Jersey and its Consolidated Subsidiaries, as determined on a consolidated basis in accordance with GAAP and as adjusted to exclude (i) net after-tax extraordinary or non-recurring gains or losses (whether cash or non-cash gains or losses), (ii) net after-tax gains or losses attributable to any sale of capital assets, (iii) the net income of any Consolidated Subsidiary to the extent that dividends or distributions of such net income are not at the date of determination permitted by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or other regulation and (iv) the cumulative effect of any changes in GAAP.

                           "Indebtedness" means, for any Person, all obligations
                  of such Person which in accordance with GAAP should be classified on a balance sheet of such Person as liabilities of such Person, and in any event shall include, without duplication, all (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services, (iv) obligations as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, (v) obligations as lessee under operating leases which have been recorded as off-balance sheet liabilities, (vi) obligations under Hedging Obligations, (vii) reimbursement obligations (contingent or otherwise) in respect of outstanding letters of credit, (viii) indebtedness of the type referred to in clauses
                  (i) through (vi) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or encumbrance on, or security interest in, property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness, and (ix) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above. Notwithstanding anything to the contrary set forth above, Capital Stock, including Capital Stock having a preferred interest, shall not constitute Indebtedness for purposes of this Agreement.

                           "Material Adverse Change" means (a) a materially
                  adverse change in the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of (i) South Jersey or (ii) South Jersey and its Subsidiaries, taken as a whole, (b) any material impairment of the ability of any Obligor to perform any of its respective Obligations under this Agreement or any Related Document or
                  (c) any material impairment of the rights of, or benefits available to, the Administrative Agent, the Fronting Bank or the Banks under this Agreement or any of the Related Documents.

                           "Permitted Indebtedness" means any of the following:

                           (1) Indebtedness under this Agreement;

                           (2) Indebtedness of South Jersey (other than the type
                  described in clauses (3), (4) and (5) below) in an aggregate principal amount not to exceed $100,000,000 (inclusive of the type described in clause (1) above) at any time outstanding;

                           (3) Indebtedness of South Jersey Gas Company under
                  the First Mortgage Notes existing as of the Closing Date and as identified on Schedule I attached hereto, and subsequent First Mortgage Notes, so long as before and immediately after the incurrence of such Indebtedness, South Jersey is in compliance with Section 5.04;

                           (4) With respect to South Jersey Gas Company and its
                  Subsidiaries, any Indebtedness so long as before and immediately after the incurrence of such Indebtedness, South Jersey is in compliance with Section 5.04; and

                           (5) Indebtedness of the Obligors or South Jersey Gas
                  Company under Hedging Obligations covering a notional amount not to exceed the face amount of the outstanding Indebtedness.

                           "Permitted Liens" means, with respect to any Person,
                  any of the following:

                           (1) Liens for taxes, assessments or governmental
                  charges not delinquent or being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP are maintained on such Person's books;

                           (2) Liens arising out of deposits in connection with
                  workers' compensation, unemployment insurance, old age pensions or other social security or retirement benefits legislation;

                           (3) Deposits or pledges to secure bids, tenders,
                  contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds, and other obligations of like nature arising in the ordinary course of such Person's business;

                           (4) Liens imposed by law, such as mechanics',
                  workers', materialmen's, carriers' or other like liens arising in the ordinary course of such Person's business which secure the payment of obligations which are not past due or which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP are maintained on such Person's books;

                           (5) Rights of way, zoning restrictions, easements and
                  similar encumbrances affecting such Person's real property which do not materially interfere with the use of such property;

                           (6) With respect to South Jersey, Liens securing
                  Permitted Indebtedness, described in clause (2) of the definition of "Permitted Indebtedness", not in excess of $5,000,000 in the aggregate;

                           (7) With respect to South Jersey Gas Company,  Liens
                  securing Permitted Indebtedness, described in clause (4) of the definition of "Permitted Indebtedness", not in excess of $5,000,000 in the aggregate;

                           (8) With respect to Marina Energy, Liens on the real
                  property owned by Marina Energy securing the Bonds;


                           (9) Purchase money security interests for the
                  purchase of equipment to be used in the Obligors' or South Jersey Gas Company's business, encumbering only the equipment so purchased, and which secures only the purchase-money Indebtedness incurred to acquire the equipment so purchased, which Indebtedness qualifies as Permitted Indebtedness and which Indebtedness is not in excess of $5,000,000;


                           (10) With respect to South Jersey Gas Company, Liens
                  securing Permitted Indebtedness of the type described in clause (3) of "Permitted Indebtedness".

                           "Rated Entity" means South Jersey or any of its
                  subsidiaries which maintain senior unsecured, non-credit enhanced debt ratings by both Moody's and S&P. If more than one such Person exists, the Rated Entity shall be South Jersey or any of its Subsidiaries which maintains the lowest senior unsecured, non-credit enhanced debt rating by either Moody's or S&P.


                  (b) Section 5.01(b) of the Reimbursement Agreement is amended to read as follows:

                  (b) Maintenance of Properties, Etc. Maintain, and cause each of its Subsidiaries to maintain, good and marketable title to all of its properties which are used or useful in the conduct of its business, and preserve, maintain, develop and operate, and cause each of its Subsidiaries to preserve, maintain, develop and operate, in substantial conformity with all laws and material contractual obligations, all such properties in good working order and condition, ordinary wear and tear excepted, except where such failure would not result in a Material Adverse Change.

                  (c) Section 5.01(l) of the Reimbursement Agreement is amended to read as follows:

                  (l) Further Assurances. At the expense of the Obligors, promptly execute and deliver, or cause to be promptly executed and delivered, all further instruments and documents, and take and cause to be taken all further actions, that may be reasonably necessary or that the Required Banks through the Administrative Agent may reasonably request, to enable the Banks and the Administrative Agent to enforce the terms and provisions of this Agreement and the Related Documents and to exercise their rights and remedies hereunder. In addition, the Obligors will use all reasonable efforts to duly obtain Governmental Actions required from time to time on or prior to such date as the same may become legally required, and thereafter to maintain all such Governmental Actions in full force and effect, except where such failure would not result in a Material Adverse Change.

                  (d) Section 5.02(e) of the Reimbursement Agreement is amended to read as follows:

                  (e) Sale of Assets, Etc. Sell, transfer, lease, assign or otherwise convey or dispose, or permit any Subsidiary to sell, transfer, lease, assign or otherwise convey or dispose, of assets (whether now owned or hereafter acquired), in any single transaction or series of transactions, whether or not related having an aggregate book value in excess of 10% of the Consolidated assets of South Jersey and its Consolidated Subsidiaries, except for dispositions of capital assets in the ordinary course of business as presently conducted

                  (e) Section 5.02(f) of the Reimbursement Agreement is amended to read as follows:

                  (f) Restricted Investments. Other than in the ordinary course of business (i) make or permit to exist any loans or advances to, or any other investment in, any Person except for investments in Permitted Investments, or (ii) acquire any assets or property of any other Person.

                  (f) Section 5.02(h) of the Reimbursement Agreement is amended to read as follows:

                  (h) Distributions. Pay any dividends on or make any other distributions in respect of any Capital Stock or redeem or otherwise acquire any such Capital Stock without in each instance obtaining the prior written consent of the Required Lenders; provided, that (i) any Subsidiary of South Jersey (other than Marina Energy) may pay regularly scheduled dividends or make other distributions to South Jersey; and
         (ii) if no Default or Event of Default exists or would result therefrom, South Jersey may pay distributions or dividends in either cash or Capital Stock or may redeem or otherwise acquire Capital Stock.

                  (g) Section 5.02(i) of the Reimbursement Agreement is amended to read as follows:

                  (i) Lease Obligations. Permit the aggregate obligations of South Jersey and its Subsidiaries that are due and payable during any fiscal year under leases or agreements to lease (other than obligations under Capital Leases) to exceed $5,000,000.

                  (h) Section 5.03(e) of the Reimbursement Agreement is amended to read as follows:

                  (e) as soon as possible and in any event within five (5) days after the occurrence of each Event of Default and each Default known to any of the Obligors, a statement of the chief financial officer of the Obligors setting forth details of such Event of Default or Default and the action which the Obligors have taken and propose to take with respect thereto;

                  (i) Section 5.04(b) of the Reimbursement Agreement is amended to read as follows:

                  (b) Consolidated EBIT to Consolidated Interest Expense. Maintain at the end of each fiscal quarter, for the four consecutive fiscal quarters then ending, a ratio of Consolidated EBIT to Consolidated Interest Expense of the Borrower and its Consolidated Subsidiaries of not less than 2.0 to 1.0.

                  (j) Section 6.02 of the Reimbursement Agreement is amended to add the following sentence to the end of such Section 6.02:

                  "Nevertheless, any acceleration of Bonds, Demand Loans and Tender Advances under this Section 6.02 shall not require the acceleration of any Hedging Obligations, which shall be governed by the terms and conditions of the documents controlling such Hedging Obligations."

                  (k) Section 9.05(a) of the Reimbursement Agreement is amended to read as follows:

                  (a) by reason of any inaccuracy or alleged inaccuracy in any material respect, or any untrue statement or alleged untrue statement of any material fact, or by reason of the omission or alleged omission to state therein a material fact necessary to make such statements, in the light of the circumstances under which they were made, not misleading, in each case relating to this Agreement or any of the Related Documents and the transactions contemplated thereby, or in any manner, whether direct or indirect, related to this Agreement.

                  2. Representations and Warranties. The Obligors hereby represent and warrant that (A) all of the representations and warranties contained in Section 4.01 of the Reimbursement Agreement are true, correct and complete as of the date hereof, and (B) no Default or Event of Default has occurred and is continuing on the date hereof before or after giving effect to this First Amendment.

                  3. Successors and Assigns. This First Amendment shall be binding upon and inureto the benefit of each of the parties hereto and its respective successors and assigns. The successor and assigns of such entities shall include, without limitation, their respective receivers, trustees, or debtors-in-possession.

                  4. Further Assurances. The Obligors hereby agree from time to time, as and when requested by the Fronting Bank, to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements and to take or cause to be taken such further or other action as the Fronting Bank may reasonably deem necessary in order to carry out the intent and purposes of this First Amendment.

                  5. Fees and Expenses. The Obligors hereby agree to pay all costs, fees and expenses (including reasonable attorneys' fees) incurred by the Fronting Bank indrafting this First Amendment and documents related thereto and in collecting or enforcing the undersigned's obligations under this First Amendment.

                  6. Definitions. All references to the singular shall be deemed to include the plural and vice versa where the context so requires.

                  7. Governing Law. THIS FIRST AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO NEW YORK CHOICE OF LAW PRINCIPLES.

                  8. Severability. Wherever possible, each provision of this First Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this First Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this First Amendment.

                  9. Execution in Counterparts. This First Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  10. Section Headings. The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

                  11. No Amendment. Except as expressly and specifically amended hereby and by the First Amendment, the Reimbursement Agreement remain unmodified and in full force and effect.





                            [Signature Pages Follow]

                  IN WITNESS WHEREOF, this First Amendment has been duly executed by each of the undersigned as of the day and year first set forth above.

                                      THE OBLIGORS:


                                      SOUTH JERSEY INDUSTRIES, INC.


                                      By: /s/ DAVID A. KINDLICK
                                         --------------------------------------
                                         David A. Kindlick
                                         Vice President, Treasurer &
                                           Chief Financial Officer



                                      MARINA ENERGY LLC
                                      By:  South Jersey Industries, Inc.
                                      Its:  Sole Member

                                      By:/s/ DAVID A. KINDLICK
                                         --------------------------------------
                                         David A. Kindlick
                                         Vice President, Treasurer &
                                           Chief Financial Officer






Counterpart signature page to the First Amendment to the Amended and Restated Letter of Credit and Reimbursement Agreement dated as of August 21, 2003 among South Jersey Industries, Inc., Marina Energy LLC, Wachovia Bank, National Association and the participating banks a party thereto.

                                    Page S1

                                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                                      as Administrative Agent, as Fronting Bank
                                         and as a Bank


                                      By:/s/ LAWRENCE P. SULLIVAN
                                         --------------------------------------
                                         Lawrence P. Sullivan
                                         Vice President


Counterpart signature page to the First Amendment to the Amended and Restated Letter of Credit and Reimbursement Agreement dated as of August 21, 2003 among South Jersey Industries, Inc., Marina Energy LLC, Wachovia Bank, National Association and the participating banks a party thereto.



                                    Page S2

                                      The Banks:


                                      HUDSON UNITED BANK


                                      By: /s/ ANTHONY S. FEDELI
                                         --------------------------------------
                                         Name: Anthony S. Fedeli
                                              ---------------------------------
                                         Title: Senior Vice President
                                              ---------------------------------



Counterpart signature page to the First Amendment to the Amended and Restated Letter of Credit and Reimbursement Agreement dated as of August 21, 2003 among South Jersey Industries, Inc., Marina Energy LLC, Wachovia Bank, National Association and the participating banks a party thereto.


                                    Page S3


                                      COMMERCE BANK, N.A.


                                      By: /s/ GERARD L. GRADY

                                         --------------------------------------
                                      Name:  Gerard L. Grady
                                         --------------------------------------
                                      Title: Senior Vice President
                                         --------------------------------------


Counterpart signature page to the First Amendment to the Amended and Restated Letter of Credit and Reimbursement Agreement dated as of August 21, 2003 among South Jersey Industries, Inc., Marina Energy LLC, Wachovia Bank, National Association and the participating banks a party thereto.


                                    Page S4

                                      SUN NATIONAL BANK


                                      By:  /s/ PETER VILLA
                                         --------------------------------------
                                         Name:  Peter Villa
                                             ----------------------------------
                                         Title:   Vice President
                                             ----------------------------------



Counterpart signature page to the First Amendment to the Amended and Restated Letter of Credit and Reimbursement Agreement dated as of August 21, 2003 among South Jersey Industries, Inc., Marina Energy LLC, Wachovia Bank, National Association and the participating banks a party thereto.


                                    Page S5



                                   SCHEDULE I

                              First Mortgage Notes


                      Series                                    Outstanding



         Bonds of the Seventeenth Series                         $9,089,000

         Bonds of the Eighteenth Series                         $31,850,000

         Bonds of the Nineteenth Series                         $35,000,000

         Bonds of the Twentieth Series                          $99,965,000

         Bonds of the Twenty-First Series                       $85,500,000



                                    Page I1